EXHIBIT 10.12.1

FIRST AMENDMENT

TO EMPLOYMENT AGREEMENT

THIS AMENDMENT is made as of the 17th day of December, 2008, by and between COASTAL BANKING COMPANY, INC., a bank holding company organized under the laws of the State of South Carolina (the “Employer”), and PAUL R. GARRIGUES, a resident of the State of Florida (the “Executive”).

RECITALS:

The Employer and the Executive previously entered into an employment agreement, dated September 10, 2007 (the “Agreement”).  The Employer and the Executive desire to amend the Agreement for compliance with Section 409A of the Internal Revenue Code of 1986.

In consideration of the Executive’s continued employment by the Employer and the mutual agreements hereinafter set forth, the parties hereby agree to amend the Agreement, effective January 1, 2009, by inserting the following immediately before the period at the end of the existing Section 16:

“; provided, however, that demand by the prevailing party shall be made no more than thirty (30) days following the final resolution of such litigation and the other party shall pay such costs and expenses to the prevailing party by the fifteenth (15th) day of the third (3rd) month following the final resolution of such litigation”

Except as specifically amended hereby the Agreement will remain in full force and effect as prior to this amendment.

IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this amendment as of the date first shown above.

COASTAL BANKING COMPANY

By:	/s/ Suellen Garner
Signature

Suellen Garner
Print Name

Chairman
Title

/s/ Paul R. Garrigues
PAUL R. GARRIGUES